Exhibit 4.6
                          FIRST BANK STATUTORY TRUST IV
                                FIRST BANKS, INC.

                             SUBSCRIPTION AGREEMENT

                                  March 1, 2006

         THIS SUBSCRIPTION AGREEMENT (this "Agreement") made among First Bank Statutory Trust IV (the "Trust"), a statutory trust created under the Delaware Statutory Trust Act (Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss.ss. 3801, et seq.), First Banks, Inc., a Missouri corporation, with its principal offices located at 600 James S. McDonnell Boulevard, Hazelwood, Missouri 63042 (the "Company" and, collectively with the Trust, the "Offerors"), and First Tennessee Bank National Association (the "Purchaser").

                                    RECITALS:

         A. The Trust desires to issue 40,000 of its Floating Rate Capital Securities (the "Capital Securities"), liquidation amount $1,000.00 per Capital Security, representing an undivided beneficial interest in the assets of the Trust (the "Offering"), to be issued pursuant to an Amended and Restated Declaration of Trust (the "Declaration") by and among the Company, Wilmington Trust Company ("WTC"), the administrators named therein, and the holders (as defined therein), which Capital Securities are to be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the terms of a Guarantee Agreement between the Company and WTC, as trustee (the "Guarantee"); and

         B. The proceeds from the sale of the Capital Securities will be combined with the proceeds from the sale by the Trust to the Company of its common securities, and will be used by the Trust to purchase an equivalent amount of Floating Rate Junior Subordinated Deferrable Interest Debentures of the Company (the "Debentures") to be issued by the Company pursuant to an indenture to be executed by the Company and WTC, as trustee (the "Indenture"); and

         C. In consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                     PURCHASE AND SALE OF CAPITAL SECURITIES

         1.1. Upon the execution of this Agreement, the Purchaser hereby agrees to purchase from the Trust 25,000 Capital Securities at a price equal to $1,000.00 per Capital Security (the "Purchase Price") and the Trust agrees to sell such Capital Securities to the Purchaser for said Purchase Price. The rights and preferences of the Capital Securities are set forth in the Declaration. The Purchase Price is payable in immediately available funds on March 1, 2006, or such other business day as may be designated by the Purchaser, but in no event later than March 31, 2006 (the "Closing Date"). The Offerors shall provide the Purchaser wire transfer instructions no later than 1 day following the date hereof.

        1.2. As a condition to its purchase of the Capital Securities, Purchaser shall enter into the Joinder Agreement to the Master Custodian Agreement, the form of which is attached hereto as Exhibit A (the "Custodian Agreement") and, in accordance therewith, the certificate for the Capital Securities shall be delivered by the Trust on the Closing Date to the custodian in accordance with the Custodian Agreement. Purchaser shall not transfer the Capital Securities to any person or entity except in accordance with the terms of the Custodian Agreement.

         1.3. The Placement Agreement, dated February 16, 2006 (the "Placement Agreement"), among the Offerors and the placement agents identified therein (the "Placement Agents") includes certain representations and warranties, covenants and conditions to closing and certain other matters governing the Offering. The Placement Agreement is hereby incorporated by reference into this Agreement and the Purchaser shall be entitled to each of the benefits of the Placement Agents and the Purchaser under the Placement Agreement and shall be entitled to enforce the obligations of the Offerors under such Placement Agreement as fully as if the Purchaser were a party to such Placement Agreement.

        1.4. Anything herein or in the Placement Agreement notwithstanding, the Offerors acknowledge and agree that, so long as Purchaser holds some or all of the Capital Securities, the Purchaser may in its discretion from time to time transfer or sell, or sell or grant participation interests in, some or all of such Capital Securities to one or more parties, provided that any such transaction complies, as applicable, with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and any other applicable securities laws, is pursuant to an exemption therefrom, or is otherwise not subject thereto.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         2.1. The Purchaser understands and acknowledges that none of the Capital Securities, the Debentures or the Guarantee have been registered under the Securities Act or any other applicable securities law, are being offered for sale by the Trust in transactions not requiring registration under the Securities Act, and may not be offered, sold, pledged or otherwise transferred by the Purchaser except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

         2.2. The Purchaser represents and warrants that, except as contemplated under Section 1.4 hereof, it is purchasing the Capital Securities for its own account, for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Capital Securities pursuant to an effective registration statement under the Securities Act or under Rule 144A or any other exemption from registration available under the Securities Act or any other applicable securities law.

         2.3. The Purchaser represents and warrants that neither the Offerors nor the Placement Agents are acting as a fiduciary or financial or investment adviser for the Purchaser.

         2.4. The Purchaser represents and warrants that it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Offerors or of the Placement Agents.

         2.5. The Purchaser represents and warrants that (a) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary, (b) it has had a reasonable opportunity to ask questions of and receive answers from officers and representatives of the Offerors concerning their respective financial condition and results of operations and the purchase of the Capital Securities, and any such questions have been answered to its satisfaction, (c) it has had the opportunity to review all publicly available records and filings concerning the Offerors and it has carefully reviewed such records and filings that it considers relevant to making an investment decision, and (d) it has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by the Offerors or the Placement Agents.

         2.6. The Purchaser represents and warrants that it is a "qualified institutional buyer" as defined under Rule 144A under the Securities Act. If the Purchaser is a dealer of the type described in paragraph (a)(1)(ii) of Rule 144A under the Securities Act, it owns and invests on a discretionary basis not less than U.S. $25,000,000.00 in securities of issuers that are not affiliated with it. The Purchaser is not a participant-directed employee plan, such as a 401(k) plan, or any other type of plan referred to in paragraph (a)(1)(i)(D) or
(a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, unless investment decisions with respect to the plan are made solely by the fiduciary, trustee or sponsor of such plan.

         2.7. The Purchaser represents and warrants that on each day from the date on which it acquires the Capital Securities through and including the date on which it disposes of its interests in the Capital Securities, either (i) it is not (a) an "employee benefit plan" (as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"))
                                                                        -----
which is subject to the provisions of Part 4 of Subtitle B of Title I of ERISA, or any entity whose underlying assets include the assets of any such plan (an "ERISA Plan"), (b) any other "plan" (as defined in Section 4975(e)(1) of the
 -----------
United States  Internal  Revenue Code of 1986, as amended (the "Code")) which is
                                                                ----
subject to the provisions of Section 4975 of the Code or any entity whose underlying assets include the assets of any such plan (a "Plan"), (c) an entity
                                                          ----
whose underlying assets include the assets of any such ERISA Plan or other Plan by reason of Department of Labor regulation section 2510.3-101 or otherwise, or
(d) a governmental or church plan that is subject to any federal, state or local law which is substantially similar to the provisions of Section 406 of ERISA or
Section 4975 of the Code (a "Similar  Law");  or (ii) the purchase,  holding and
                             ------------
disposition of the Capital Securities by it will satisfy the requirements for exemptive relief under Prohibited Transaction Class Exemption ("PTCE") 84-14,
                                                                   ----
PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption, or, in the case of a plan subject to a Similar Law, will not result in a non-exempt violation of such Similar Law.

         2.8. The Purchaser represents and warrants that it is acquiring the Capital Securities as principal for its own account for investment and, except as contemplated under Section 1.4 hereof, not for sale in connection with any distribution thereof. It was not formed solely for the purpose of investing in the Capital Securities, and additional capital or similar contributions were not specifically solicited from any person owning a beneficial interest in it for the purpose of enabling it to purchase any Capital Securities. The Purchaser is not a (i) partnership, (ii) common trust fund or (iii) special trust, pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made or the allocation of any investment among such partners, beneficiaries or participants, and except as contemplated under Section 1.4 hereof, it agrees that it shall not hold the Capital Securities for the benefit of any other person and shall be the sole beneficial owner thereof for all purposes and that it shall not sell participation interests in the Capital Securities or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the distribution on the Capital Securities. The Capital Securities purchased directly or indirectly by the Purchaser constitute an investment of no more than 40% of its assets. The Purchaser understands and agrees that any purported transfer of the Capital Securities to a purchaser which would cause the representations and warranties of Section 2.6 and this Section 2.8 to be inaccurate shall be null and void ab initio and the Offerors retain the right to resell any Capital Securities sold to non-permitted transferees.

         2.9. The Purchaser represents and warrants that it has full power and authority to execute and deliver this Agreement, to make the representations and warranties specified herein, and to consummate the transactions contemplated herein and it has full right and power to subscribe for Capital Securities and perform its obligations pursuant to this Agreement.

         2.10. The Purchaser represents and warrants that no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Agreement or to consummate the transactions contemplated herein.

         2.11. The Purchaser represents and warrants that this Agreement has been duly authorized, executed and delivered by the Purchaser.

         2.12. The Purchaser understands and acknowledges that the Company will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that, if any of the acknowledgments, representations, warranties or agreements deemed to have been made by it by its purchase of the Capital Securities are no longer accurate, it shall promptly notify the Company.

         2.13. The Purchaser understands that no public market exists for any of the Capital Securities, and that it is unlikely that a public market will ever exist for the Capital Securities.

                                  ARTICLE III

                                 MISCELLANEOUS

         3.1. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, international courier or delivered by hand against written receipt therefor, or by facsimile transmission and confirmed by telephone, to the following addresses, or such other address as may be furnished to the other parties as herein provided:

                 To the Offerors:    First Banks, Inc.
                                     600 James S. McDonnell Boulevard
                                     Hazelwood, Missouri 63042
                                     Attention: Lisa K. Vansickle
                                     Fax:  314-592-6621

                 To the Purchaser:   First Tennessee Bank National Association
                                     845 Crossover Lane, Suite 150
                                     Memphis, Tennessee 38117
                                     Attention: David Work
                                     Fax:  901-435-7983

                 Unless otherwise expressly provided herein, notices shall be deemed to have been given on the date of mailing, except notice of change of address, which shall be deemed to have been given when received.

         3.2. This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

         3.3. Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall become a binding obligation of the Purchaser with respect to the purchase of Capital Securities as herein provided.

         3.4. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         3.5. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         3.6. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         3.7. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Offerors' and the Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

                     Signatures appear on the following page

         IN WITNESS WHEREOF, this Agreement is agreed to and accepted as of the day and year first written above.


FIRST TENNESSEE BANK NATIONAL ASSOCIATION


By:/s/ David S. Work
   ------------------------------------
Print Name: David S. Work
           ----------------------------
Title: Executive Vice President
      ---------------------------------

                                          FIRST BANKS, INC.


                                          By:/s/ Lisa K. Vansickle
                                             -----------------------------------

                                          Name:  Lisa K. Vansickle
                                               ---------------------------------

                                          Title: Senior Vice President
                                                --------------------------------

                                          FIRST BANK STATUTORY TRUST IV


                                          By:/s/ Lisa K. Vansickle
                                             -----------------------------------

                                          Name:  Lisa K. Vansickle
                                               ---------------------------------

                                          Title: Administrator

                       EXHIBIT A TO SUBSCRIPTION AGREEMENT
                       -----------------------------------

                           MASTER CUSTODIAN AGREEMENT

         This Master Custodian Agreement (this "Agreement") is made and entered into as of May 27, 2004 by and among each purchaser (each a "Purchaser" and collectively the "Purchasers") that enters into a Joinder Agreement attached hereto as Exhibit A (the "Joinder Agreement"), Wilmington Trust Company, a Delaware banking corporation (the "Custodian") and each issuing institution (each an "Issuer" and collectively the "Issuers") that enters into a Joinder Agreement. The Purchasers and the Issuers are sometimes referred to herein as the "Interested Parties".

                                    RECITALS

         A. The Purchasers intend to purchase from the Issuers or their respective statutory business trust subsidiaries Securities issued by such Issuers (the "Securities").

         B. In order to facilitate any future transfer of all or any portion of the Securities by the Purchasers, the Interested Parties intend to provide for the custody of the Securities and certain other securities on the terms set forth herein.

         C. The Custodian is willing to hold and administer such securities and to distribute the securities held by it in accordance with the agreement of the Interested Parties and/or arbitral or judicial orders and decrees as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows:

1.       Joinder Agreement. On  or  before  the delivery to the Custodian of any
         -----------------
Securities issued by an Issuer, such Issuer and the applicable Purchaser or Purchasers shall enter into a Joinder Agreement substantially in the form of Exhibit A attached hereto, with such additional provisions as the Interested Parties may wish to add from time to time. An executed copy of each such Joinder Agreement shall be delivered to the Custodian on or before the date on which such Issuer's Securities are issued. This Agreement and each Joinder Agreement constitute the entire agreement among the Purchasers, Issuers and the Custodian pertaining to the subject matter hereof.

2.       Delivery of Securities. On  or  before  each  date  on  which an Issuer
         ----------------------
enters into a Joinder Agreement:

         (a) The applicable Issuer shall deliver to the Custodian a signed, authenticated certificate representing a beneficial interest in such Issuer's Securities, with the Purchaser designated as owner thereof (the "Original Securities"). The Custodian shall have no responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Original Securities.

         (b) The applicable Issuer shall deliver to the Custodian five signed, unauthenticated and undated certificates with no holder designated, each of which when completed representing a beneficial interest in interest in such Issuer's Securities (the "Replacement Securities"). The Custodian shall have no responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Replacement Securities.

3.       Timing of Release from Custody.  Upon  receipt  of  a  signed  transfer
         ------------------------------
notice in the form of Exhibit B to be delivered in connection with the Purchaser's transfer of all or any portion of an Issuer's Securities, on the effective date set forth in such transfer notice, the Custodian shall:

         (a) Deliver the Original Securities certificate corresponding to the Issuer identified in the transfer notice to Wilmington Trust Company, as Institutional Trustee under the Amended and Restated Declaration of Trust, dated as of the date of the applicable Joinder Agreement, among the Institutional Trustee, the Issuer and the administrators named therein (the "Declaration") or as Trustee under the Indenture, dated as of the date of the applicable Joinder Agreement, between the Issuer and the Trustee (the "Indenture"), as applicable, for the purpose of canceling the applicable Original Securities certificate in accordance with the terms of the Issuer's Amended and Restated Declaration of Trust or Indenture, as applicable; and

         (b) Deliver the Replacement Securities certificate(s) corresponding to the Issuer identified in the transfer notice in the amount designated in and in accordance with the transfer notice for the purpose of completing and authenticating the applicable Replacement Securities certificate(s) in accordance with the terms of the Issuer's Declaration or Indenture, as applicable.

         The initial term of this Agreement shall be one year (the "Initial Term"). Unless FTN Financial Capital Markets or Keefe, Bruyette & Woods, Inc. shall otherwise notify the Custodian in writing, upon expiration of the Initial Term, this Agreement shall automatically renew for an additional one-year term and shall continue to automatically renew for succeeding one-year terms until terminated. Upon termination of this Agreement, the Custodian and the Interested Parties shall be released from all obligations hereunder, except for the indemnification obligations set forth in paragraphs 5(b) and 5(c) hereof.

4.       Concerning the Custodian.
         ------------------------

         (a) Each Interested Party acknowledges and agrees that the Custodian (i) shall not be responsible for any of the agreements referred to or described herein (including without limitation any Issuer's Declaration or Indenture relating to such Issuer's Securities), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which are ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Custodian, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification,
         (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

         (b) The Custodian shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Custodian's negligence or willful misconduct in breach of the terms of this Agreement. In no event shall the Custodian be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Custodian has been informed of the likelihood of such loss or damage and regardless of the form of action.

         (c) The Custodian shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subcustodian employed by the Custodian than any such book-entry depository, securities intermediary or other subcustodian has to the Custodian, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subcustodian was caused by the Custodian's own negligence, bad faith or willful misconduct in breach of this Agreement.

         (d) The recitals contained herein shall be taken as the statements of each of the Issuers and the Purchaser, and the Custodian assumes no responsibility for the correctness of the same. The Custodian makes no representations as to the validity or sufficiency of this Agreement or the Securities. The Custodian shall not be accountable for the use or application by any of the Issuers or the Purchaser of any Securities or the proceeds of any Securities.

5.       Compensation, Expense Reimbursement and Indemnification.
         -------------------------------------------------------

         (a) The Custodian shall be compensated pursuant to a separate fee agreement.

         (b) Each of the Interested Parties agrees, jointly and severally, to reimburse the Custodian on demand for all costs and expenses incurred in connection with the administration of this Agreement or the performance or observance of its duties hereunder which are in excess of its customary compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Custodian in connection with resolution of any claim by any party hereunder.

         (c) Each of the Interested Parties covenants and agrees, jointly and severally, to indemnify the Custodian (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Custodian arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to attorney's fees and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Custodian's negligence, bad faith, or willful misconduct. The provisions in this paragraph 5 shall survive the expiration of this Agreement and the resignation or removal of the Custodian.

6.       Voting Rights. The  Custodian shall be under no obligation to preserve,
         -------------
protect or exercise rights in the Original Securities, and shall be responsible only for reasonable measures to maintain the physical safekeeping thereof, and otherwise to perform and observe such duties on its part as are expressly set forth in this Agreement. The Custodian shall not be responsible for forwarding to any Interested Party, notifying any Interested Party with respect to, or taking any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from an issuer or other person with respect to the Original Securities, including but not limited to, proxy material, tenders, options, the pendency of calls and maturities and expiration of rights.

7.       Resignation.  The  Custodian  may  at  any  time  resign  as  Custodian
         -----------
hereunder by giving thirty (30) days' prior written notice of resignation to each of the Interested Parties. Prior to the effective date of the resignation as specified in such notice, the Interested Parties will issue to the Custodian a written instruction authorizing redelivery of the Original Securities and the Replacement Securities to a bank or trust company that they select as successor to the Custodian hereunder. If, however, the Interested Parties shall fail to name such a successor custodian within twenty days after the notice of resignation from the Custodian, the Purchasers shall be entitled to name such successor custodian. If no successor custodian is named by the Interested Parties or the Purchasers, the Custodian may apply to a court of competent jurisdiction for appointment of a successor custodian.

8.       Dispute  Resolution.  It  is  understood  and  agreed  that  should any
         -------------------
dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Original Securities or the Replacement Securities, or should any claim be made upon the Custodian, the Original Securities or the Replacement Securities by a third party, the Custodian upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Original Securities and Replacement Securities until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Custodian may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Original Securities and Replacement Securities.

9.       Consent to Jurisdiction and Service.  Each  of  the  Interested Parties
         -----------------------------------
hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in the State of Delaware and of any Federal court located in said State in connection with any actions or proceedings brought against any of the Interested Parties (or each of them) by the Custodian arising out of or relating to this Agreement. In any such action or proceeding, the Interested Parties each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with paragraph 10 hereof.

10.      Force Majeure. The  Custodian  shall  not  be responsible for delays or
         -------------
failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

11.      Notices.
         -------

         (a) Any notice permitted or required hereunder shall be in writing, and shall be sent by personal delivery, overnight delivery by a recognized courier or delivery service, mailed by registered or certified mail, return receipt requested, postage prepaid, or by confirmed facsimile accompanied by mailing of the original on the same day by first class mail, postage prepaid, in each case the parties at their address set forth below (or to such other address as any such party may hereafter designate by written notice to the other parties).

         If to an Issuer, to the address appearing on such Issuer's Joinder Agreement

         If to the Purchaser, to the address appearing on such Purchaser's Joinder Agreement

         If to the Custodian:

         Wilmington Trust Company
         Rodney Square North
         1100 North Market Street
         Wilmington, Delaware  19890-1600
         Attention:  Chris Slaybaugh - Corporate Trust Administration
         Fax:  302-636-4140

12.      Miscellaneous.
         -------------

         (a)     Binding  Effect.  This  Agreement  shall   be  binding upon the
                 ---------------
         respective parties hereto and their heirs, executors, successors and assigns.

         (b)     Modifications.  This    Agreement   may   not  be  altered   or
                 -------------
         modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

         (c)     Governing  Law. This  Agreement  shall   be   governed  by  and
                 --------------
         construed in accordance with the internal laws of the State of Delaware.

         (d)     Reproduction  of  Documents. This  Agreement and  all documents
                 ---------------------------
         relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         (e)     Counterparts.  This   Agreement  may  be  executed  in  several
                 ------------
         counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




                     signatures appear on the following page

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.


                                       WILMINGTON TRUST COMPANY


                                       By:
                                           -----------------------------
                                       Print Name:
                                                   ------------------------
                                       Title:
                                              --------------------------

                     EXHIBIT A TO MASTER CUSTODIAN AGREEMENT
                     ---------------------------------------

                            FORM OF JOINDER AGREEMENT
                            -------------------------

                                  March 1, 2006

         This Joinder Agreement (this "Agreement") is entered into as of March 1, 2006 by First Tennessee Bank National Association (the "Purchaser") and First Banks, Inc. (the "Issuer").

                                    RECITALS

         A. Wilmington Trust Company (the "Custodian") is party to that certain Master Custodian Agreement dated as of May 27, 2004, as amended (the "Custodian Agreement").

         B. The Custodian Agreement provides that certain financial institutions that have issued securities (or whose statutory trust subsidiaries have issued securities) and the Purchaser of such securities will join into the Custodian Agreement pursuant to the terms of a joinder agreement.

         C.      On the  date  hereof,  Issuer  is  issuing  securities  to  the
Purchaser  and  the  Issuer  and  the  Purchaser  desire  to  enter  into   this
Agreement to facilitate the subsequent transfer of the Issuer's securities by the Custodian.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the Issuer by its execution hereof), the Issuer agrees as follows:

         1.      Joinder.  The Issuer and Purchaser hereby join in the Custodian
                 -------
Agreement and agree to be subject to, and bound by, the terms and provisions of the Custodian Agreement that are ascribed to "Issuers" and "Purchasers" respectively therein to the same extent as if the Issuer and Purchaser had signed the Custodian Agreement as an original party thereto.

         2.      Notice.  Any  notice  permitted  or  required  to  be  sent  to
                 ------
an Issuer under the Custodian Agreement shall be sent to the following address:

                          First Banks, Inc.
                          600 James S. McDonnell Boulevard
                          Hazelwood, Missouri  63042
                          Attention:  Lisa K. Vansickle

         Any notice permitted or required to be sent to a Purchaser under the Custodian Agreement shall be sent to the following address:

                          First Tennessee Bank National Association
                          845 Crossover Lane, Suite 150
                          Memphis, Tennessee  38117
                          Attention:  David Work

         3.      Termination.  This Agreement and the Purchaser's  and  Issuer's
                 -----------
respective rights and obligations under the Custodian Agreement shall terminate upon the transfer of all of Issuer's securities pursuant to the Custodian Agreement.

         4.      Entire  Agreement.  This Agreement and the Custodian  Agreement
                 -----------------
constitute the entire agreement among the Purchaser, Issuer and the Custodian pertaining to the subject matter hereof.

         IN WITNESS WHEREOF, the Issuer and Purchaser have executed this Agreement as of the day first above written.

                                FIRST BANKS, INC.



                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------


                                FIRST TENNESSEE BANK NATIONAL ASSOCIATION



                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                     EXHIBIT B TO MASTER CUSTODIAN AGREEMENT
                     ---------------------------------------

                             FORM OF TRANSFER NOTICE

                                     [DATE]
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-1600
Attention:  Corporate Trust Administration

Dear Sir or Madam:

         The undersigned hereby notifies you of the transfer of [________] of the Capital Securities of First Bank Statutory Trust IV, such transfer to be effective on [DATE OF TRANSFER]. In accordance with Section 7.9 of the Placement Agreement dated February 16, 2006 between the Offerors and the placement agents named therein (the "Placement Agreement"), periodic reports shall be delivered to [_______________] in accordance with such Section 7.9 during the term of the Capital Securities, in the form attached thereto. Capitalized terms used in this notice and not otherwise defined shall have the meanings ascribed to such terms in the Placement Agreement.

         The undersigned hereby instructs you as Custodian to deliver the Original Securities certificate to Wilmington Trust Company, as Institutional Trustee (the "Trustee") under the Amended and Restated Trust Agreement dated March 1, 2006 among the Trustee, First Banks, Inc. and the administrative trustees named therein (the "Trust Agreement") for cancellation in accordance with the terms of the Trust Agreement and to deliver the Replacement Securities certificate to the Trustee for authentication in accordance with the terms of the Trust Agreement.

         By copy of this notice, the Institutional Trustee is hereby instructed to make the Replacement Securities certificate registered to [NAME, ADDRESS AND IDENTITY OF TRANSFEREE] in the liquidation amount of [_________] and bearing the identification number "CUSIP NO. [__________]" and to authenticate and deliver the Replacement Securities certificate to [_____________].

                                    FIRST TENNESSEE BANK NATIONAL ASSOCIATION


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------




cc:      First Banks, Inc.
         Wilmington Trust Company, as Trustee